UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2007

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 26, 2007, the Company and Future Electronics Incorporated (“Future”) entered into an a Third Amendment (the “Third Amendment”), effective as of October 29, 2007, to that certain Distributor Agreement dated July 1, 1997 (the “Future Agreement”). Among other things, the Third Amendment modifies the definition of the term “Products” in the Future Agreement to include products available from Sipex and changes the authorized territory for distribution in the Future Agreement from a more limited territory to worldwide. The Third Amendment also includes certain amendments to the provisions regarding returns and indemnification. The preceding description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment, which the Company intends to file as an exhibit to its Quarterly Report for the fiscal quarter ended December 31, 2007. Future is the Company’s largest distributor. An affiliate of Future owns a significant percentage of the Company’s outstanding shares and Pierre Guilbault, the chief financial officer of Future, is a member of the Company’s Board of Directors.

On November 2, 2007, Exar Corporation (the “Company”) and Nu Horizons Corporation (“Nu Horizons”) entered into an a Fourth Amendment (the “Fourth Amendment”), effective October 29, 2007, to that certain Domestic Distributor Agreement dated December 1, 2001 (the “Nu Horizons Agreement”). Among other things, the Fourth Amendment modifies the definition of the term “Products” in the Nu Horizons Agreement to include products available from Sipex Corporation (“Sipex”), the Company’s wholly owned subsidiary, and changes the authorized territory for distribution in the Nu Horizons Agreement from a more limited territory to worldwide. The preceding description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, which the Company intends to file as an exhibit to its Quarterly Report for the fiscal quarter ended December 31, 2007.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On November 26, 2007, Sipex and Future entered into an amendment (the “Amendment”) to the Worldwide Authorized Distributor Market Price Agreement dated July 22, 1993, by and between Sipex and Future Electronics Inc. (the “Sipex Agreement”), effective as of November 21, 2007, which terminates the Sipex Agreement. Future is the Company’s largest distributor and, as discussed above, the Company and Future are currently parties to the Future Agreement. An affiliate of Future owns a significant percentage of the Company’s outstanding shares and Pierre Guilbault, the chief financial officer of Future, is a member of the Company’s Board of Directors. The Sipex Agreement appointed Future as the exclusive distributor of certain Sipex products worldwide. Since the Company has amended its existing agreement with Future to include Sipex products under the Future Agreement, the parties agreed to amend the Sipex Agreement to provide for its termination, including the termination of Future’s status as the exclusive distributor of certain Sipex products. There are no material early termination penalties as a result of such termination. The preceding description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which the Company intends to file as an exhibit to its Quarterly Report for the fiscal quarter ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2007	EXAR CORPORATION

	By:	/s/ Thomas R. Melendrez
Name: Thomas R. Melendrez
Title: General Counsel, Executive Vice President and Secretary